EXHIBIT 10.4


                             CHARMING SHOPPES, INC.

                           PERFORMANCE SHARE AGREEMENT


     Agreement dated as of June 2, 2005, between CHARMING SHOPPES, INC. (the "Company") and Steven A. Lightman (the "Employee").

It is agreed as follows:

1. Grant of Performance Shares; Consideration; Employee Acknowledgments.

     (a) The Company hereby confirms the grant to Employee of restricted stock units ("Performance Shares") with respect to 30,000 shares of the Company's common stock, par value $0.10 per share ("Shares"), subject to restrictions as set forth herein. The Performance Shares are granted as of the date of this Performance Share Agreement (the "Date of Grant"). The number of Performance Shares set forth in this Section 1(a) is the target award of Performance Shares (the "Target Shares"). The actual number of Shares that will vest and be distributed pursuant to this Performance Share Agreement (the "Agreement") shall depend on the Company's achievement of the performance goals described in
Section 3(c) below or the satisfaction of other conditions described in Section 3(b) or 3(d) of this Agreement.

     (b) Employee shall be required to pay no cash consideration for the grant of the Performance Shares, but Employee's performance of services to the Company from the Date of Grant to the date of issuance of the Shares, and his agreement to abide by the terms set forth in this Agreement, and any Rules and Regulations promulgated by the Committee for administration of this Agreement, shall be deemed to be consideration for this grant of Performance Shares. Employee acknowledges and agrees that (i) the Performance Shares are nontransferable as provided in Section 3(a) hereof, (ii) the Performance Shares are subject to forfeiture in the event of Employee's termination of employment in certain circumstances, as specified in Section 3(b) hereof or to the extent that the performance goals specified in Section 3(c) below are not met, and (iii) sales of Shares following vesting (and, if deferred, any later settlement) of the Performance Shares will be subject to the Company's policies regulating trading by employees, including any applicable "blackout" or other designated periods in which sales of Shares are not permitted.

--------------------------------------------------------------------------------
         THE DATE OF GRANT OF THESE PERFORMANCE SHARES IS: June 2, 2005
                             GRANT NUMBER: _________



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2. Acceptance of Award; Administrator.

     Employee hereby accepts the grant of Performance Shares, acknowledges receipt of this Agreement, and agrees to be bound by all the terms and provisions hereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board or the Compensation and Stock Option Committee of the Board (the "Committee"). The number and type of Performance Shares (including the number and type of Target Shares) are subject to adjustment by the Committee to reflect any large, special and non-recurring dividend or other distribution, recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or similar corporate transaction or event that affects the stock, in an appropriate manner.

3. Restrictions on Performance Shares.

     (a) Restrictions Generally. Until the Shares vest in accordance with
Section 3(b), 3(c), or 3(d), the following restrictions (the "Restrictions") shall apply to the Performance Shares: (1) Employee shall have no right to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Performance Shares (except for transfers and forfeitures to the Company); and (2) the Performance Shares shall be subject to the risk of forfeiture as set forth in
Section 3(b) and 3(c). Employee shall be entitled to receive dividend and distribution equivalents with respect to the Performance Shares in accordance with Section 4. Employee shall not have any rights of a shareholder of the Company, including the right to vote, with respect to Performance Shares, until actual Shares are issued to Employee upon vesting of the Shares.

     (b) Termination of Employment; Forfeiture. Unless otherwise determined by the Committee, if Employee's employment terminates and immediately thereafter he or she is not an employee of the Company or any of its subsidiaries (a "Termination"), and such Termination is for any reason other than due to death, "Disability," Termination by Employee for "Good Reason," or involuntary termination by the Company for reasons other than "Cause," the Performance Shares as to which Restrictions have not lapsed at or before such Termination shall be forfeited at the time of such Termination. Accordingly, Employee's voluntary Termination (other than for Good Reason) or Termination by the Company for Cause will result in all Performance Shares which remain subject to Restrictions being immediately forfeited. Vesting and forfeiture terms applicable to other Terminations are as follows:

          (i) Death or Disability. In the event of Employee's Termination due to death or Disability, all Restrictions on the Target Shares shall lapse at the time of such Termination (i.e., none of the Target Shares will be forfeited).

          (ii) Termination Not for Cause or for Good Reason. In the event of Employee's Termination due to involuntary termination by the Company for reasons other than "Cause" or by Employee for "Good Reason," all Restrictions on the Target Shares shall lapse at the time of such Termination (i.e., none of the Target Shares will be forfeited).



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          (iii) Definition of "Cause," "Good Reason" and "Disability." For
     purposes of this Agreement, "Cause," "Good Reason" and "Disability" shall have the meanings ascribed to such terms in the Employment Agreement by and between the Company and Employee dated as of May 18, 2005 (the "Employment Agreement").

     (c) Vesting Based on Performance Goals.

          (i) Vesting Date. Unless the Performance Shares vest earlier under
     Section 3(b) or 3(d), the Performance Shares shall vest on February 2, 2008 (the "Vesting Date"), subject to Employee's continued employment with the Company or a subsidiary through the Vesting Date and subject to the Company's achievement of the performance goals described in subsection (ii) below.

          (ii) Performance Goals. Except as provided in Section 3(b) or 3(d), the number of Shares that shall be vested pursuant to this Agreement shall depend on the Company's achievement of the following performance goals over the Performance Period. The Performance Period is the period beginning January 31, 2005 and ending February 2, 2008. The number of Shares that vest at the end of the Performance Period shall be determined based on the Company's Cumulative Free Cash Flow for the Performance Period, as follows:

----------------------------------------- -------------------------------------
        Cumulative Free Cash Flow for                    Percentage of
              Performance Period                    Target Shares That Vest
----------------------------------------- -------------------------------------
       Minimum:  At least $107,000,000                         50%
----------------------------------------- -------------------------------------
       Target:       $134,000,000                             100%
----------------------------------------- -------------------------------------
       Maximum: $161,000,000 or more                          200%
----------------------------------------- -------------------------------------

     The percentage of Target Shares that shall vest will be interpolated between each of the measuring points, and the number of vested Shares shall be rounded up to the next highest whole Share. Free Cash Flow shall be calculated by the Committee using the definition and methodology set forth on the attached Exhibit A. The foregoing notwithstanding, the performance goals, including the minimum, target and maximum levels of Cumulative Free Cash Flow for the Performance Period, shall be subject to adjustment as described in Section 2.

          (iii) Calculation of Vested Shares. At the end of the Performance Period, the Committee shall determine whether and to what extent the performance goals have been met and that all other material conditions have been satisfied, and the resulting number of Performance Shares that shall be vested for the Performance Period. The Committee shall certify its conclusions in writing. Except as described in Section 3(b) or 3(d), Employee must be employed by the Company on the Vesting Date in order for Employee to receive payment with respect to the Performance Shares. If the Performance Shares vest at less than 100% of the Target Shares, the Performance Shares that do not vest shall be forfeited as of the Vesting Date. If the Performance Shares vest at more than 100% of the Target Shares, the number of Performance Shares shall be increased to the vested amount as of the Vesting Date, but Performance Shares in excess of the vested amount will no longer be earnable hereunder. The Company shall distribute Shares to Employee equal to the vested Performance Shares, free of the Restrictions, not later than 30 days after receipt by the Company of the audit opinion of its



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     independent auditors with respect to the Company's annual financial statements for the last fiscal year of the Performance Period, and in any event not later than 60 days after the Vesting Date.

          (iv) Coordination with Sections 3(b) and 3(d). If a Termination as described in Section 3(b) or a Change of Control as described in Section 3(d) occurs before the end of the Performance Period, the vesting of the Performance Shares shall be determined pursuant to Section 3(b) or 3(d), whichever is applicable. If no Termination or Change of Control occurs before the end of the Performance Period, the vesting of the Performance Shares shall be determined pursuant to the achievement of performance goals under this Section 3(c).

     (d) Acceleration of Vesting on Change of Control. In the event of a Change of Control of the Company or Crosstown at a time that Employee is employed by the Company or any of its subsidiaries or simultaneously with Employee's Termination, Shares equal to the Target Shares shall vest immediately prior to the Change of Control and shall be distributed free of the Restrictions effective as of the Change of Control. For purposes of this Agreement, a "Change of Control" of the Company shall have the meaning ascribed to such term in
Section 6(b) the Employment Agreement, and a "Change of Control" of Crosstown shall have the meaning ascribed to such term in Section 6(d) the Employment Agreement.

     (e) Delivery of Certificates. Upon vesting of Performance Shares under any provision of this Section 3, the Company shall promptly deliver to Employee one or more certificates representing the vested Shares, or shall cause such Shares to be delivered to a broker or bank which maintains an account for Employee or Employee's designee, for deposit to such account, or shall make delivery of such Shares by other reasonable means determined by the Committee.

     4. Dividend and Distribution Equivalents.

     The Company shall credit to a bookkeeping account on its records for Employee an amount equal to all dividends and distributions on the Target Shares which would otherwise be payable to the Employee if the Target Shares represented actual Shares, when, as, and if declared and paid on Shares. The accumulated amounts equivalent to dividends and distributions shall be deferred and shall be payable to the Employee when, as and if the Performance Shares vest under Section 3 in the same proportion that the number of Performance Shares that vest bears to the number of Target Shares. Payment shall be made on the date on which the vested Shares are issued as described in the applicable provision of Section 3. Unless otherwise determined by the Committee, all amounts equivalent to dividends and distributions referred to in the immediately preceding sentence, other than equivalents to regular quarterly cash dividends (if any), shall be deemed reinvested in additional Performance Shares at the Fair Market Value of Shares on the date when such dividends and distributions would be paid on Shares and such additional Performance Shares shall be subject to the same Restrictions as apply to the original Performance Shares. As provided above, these additional Performance Shares shall vest in the same proportion that the number Performance Shares that vest bears to the total number of Target Shares. No interest will be credited on any cash amount (if any) of dividends payable at the time of vesting.



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     5. Tax Withholding.

     Employee agrees to remit to the Company and any subsidiary, and authorizes the Company and any subsidiary to deduct from any payment to be made to Employee hereunder or otherwise to be paid by the Company if such remittance has not been made, any amount that federal, state, local, or foreign tax law requires to be withheld with respect to distribution of the Shares and the dividend and distribution amounts described in Section 4. Unless otherwise determined by the Board or Committee, unless the Employee has made other arrangements satisfactory to the Company to provide for payment of mandatory withholding taxes in advance of the payment date (by such deadline as the Company may specify), the Company will withhold, at the applicable income tax withholding rate, from the number of vested Shares a number of whole Shares up to but not exceeding that number which has a Fair Market Value nearest to but not exceeding the minimum amount of federal, state and local taxes required to be withheld as a result of the payment. The Employee may elect such other methods of satisfying such withholding obligation as may be permitted under rules and regulations adopted by the Committee and in effect at the time of payment, which may include the surrender of Shares of the Company's common stock owned separately by Employee. In the case of the withholding or surrender of Shares to pay withholding taxes, the Shares withheld or the Shares surrendered will be valued at the Fair Market Value determined in accordance with procedures for valuing Shares as set forth in rules and regulations adopted by the Committee and otherwise in effect at the time of lapse of such risks of forfeiture.

     6. Deferred Compensation Plan.

     Notwithstanding the foregoing, if Employee is eligible for and elects to defer any of the Performance Shares pursuant to the Charming Shoppes Variable Deferred Compensation Plan for Executives, or a successor plan (the "Deferred Compensation Plan"), the terms of the Deferred Compensation Plan shall govern the timing of payment of vested Shares and dividend and distribution amounts. The Company and Employee acknowledge and agree that if any provisions of this Agreement are subject to section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Company and Employee may take such actions as they mutually deem appropriate to modify the terms of this Agreement so as to comply with section 409A of the Code. In addition, other provisions of this Agreement notwithstanding, (i) if the timing of any distribution hereunder would result in Employee's constructive receipt of income relating to the Performance Shares prior to such distribution, the date of distribution will be the earliest date after the specified date of distribution that distribution can be effected without resulting in such constructive receipt; and (ii) any rights of Employee or retained authority of the Company with respect to Performance Shares hereunder shall be automatically modified and limited to the extent necessary so that Employee will not be deemed to be in constructive receipt of income relating to the Performance Shares prior to the distribution and so that Employee shall not be subject to any penalty under Code section 409A.



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7. Miscellaneous.

     This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Performance Shares granted hereby, and supersedes any prior agreements or documents with respect to such Performance Shares. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially and adversely affect the rights of Employee with respect to the Performance Shares shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company (if subject to such an additional obligation) and by Employee (if Employee's rights are materially and adversely affected).

CHARMING SHOPPES, INC.


BY:______________________________________
(Authorized Officer)

EMPLOYEE:


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Attachment: Exhibit A: Cumulative Free
Cash Flow















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                                   EXHIBIT A



                            CUMULATIVE FREE CASH FLOW


              Performance Period - Fiscal Years 2006, 2007 and 2008



                 Three Year Cumulative Free Cash Flow* at Target

                                  $134,000,000



         * The Three Year Cumulative Free Cash Flow means the aggregate amount of Free Cash Flow** for each of fiscal years 2006, 2007 and 2008.

         ** "Free Cash Flow" means Net Cash provided by Operating Activities*** (Adjusted for one-time non-recurring cash charges in accordance with generally accepted accounting principles consistently applied) minus (the sum of Investment in Capital Assets*** (excluding purchases of Assets in connection with an acquisition of a business) plus Purchases of Assets under Capital Leases***).

         *** As defined and recorded in the Company's Consolidated Statement of Cash Flows for each of the three fiscal years ended in the Performance Period.

Note: The minimum, target and maximum performance levels shall be adjusted upward in the event that the Company consummates an acquisition of a catalog operation or similar business which includes the purchase of assets that comprise all or part of the $40 million amount budgeted in the Company's three-year financial plan, as a use of cash that would reduce free cash flow, for the internal development of a catalog operation or similar business. In such event, the Committee shall determine the amount of this adjustment based on its good faith assessment of the amount of free cash flow that would otherwise have been committed to purchase comparable assets in support of the Company's catalog operation or similar business.